UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: October 28, 2003

HYDRIL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-31579	95-2777268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Sam Houston Parkway East Houston, Texas	77032-3411
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 449-2000

Item 7.    Financial Statements and Exhibits.

(c) Exhibits

99.1	News release issued by Hydril Company dated October 28, 2003.

Item 12.    Results of Operation and Financial Condition

Our news release dated October 28, 2003 concerning third quarter 2003 financial results, furnished as Exhibit 99.1 to this report, is incorporated by reference herein.

All of the information furnished in Item 12 and the accompanying exhibit will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDRIL COMPANY

Date: October 28, 2003	By:	/s/ Michael C. Kearney

Michael C. Kearney Chief Financial Officer and Vice President—Administration

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